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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1999, included in CNBT Bancshares, Inc.'s Annual Report on Form 10-K as of and for the year ended December 31, 1998, and all references to our Firm included in this registration statement.

                                    Mann Frankfort Stein & Lipp, P.C.



Houston, Texas
July 20, 1999